UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

SCHEDULE 14A INFORMATION

__________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Polaryx Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Polaryx Therapeutics, Inc.

South Tower, 140 E Ridgewood Avenue, Suite 415

Paramus, NJ 07652

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 10, 2026

Dear Stockholder:

We are pleased to invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Polaryx Therapeutics, Inc. (“Polaryx” or the “Company”), which will be held on September 10, 2026 at 9:00 a.m. Eastern Time, virtually via live webcast, for the following purposes:

1.      Election of two Class I directors named in the Proxy Statement to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.      To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and

3.      To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on July 27, 2026 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be a virtual meeting of stockholders, conducted solely online via live webcast. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: edge.media-server.com/mmc/p/3xysc6n4. Further information about how to attend the Annual Meeting online, vote your shares during the meeting and submit questions during the meeting is included in the accompanying Proxy Statement.

Your vote is important to us.    Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares that you own, it is important that your shares be represented and voted. Please vote electronically over the Internet, or if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. If you decide to attend the Annual Meeting, you will still be able to vote online during the Annual Meeting, even if you previously submitted your proxy.

On behalf of the Board of Directors of Polaryx Therapeutics, Inc., we thank you for your ongoing support and continued interest.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on September 10, 2026 at 9:00 a.m. Eastern Time at edge.media-server.com/mmc/p/3xysc6n4.

The proxy statement and annual report for the fiscal year ended December 31, 2025 to stockholders are available at www.eqproxyportal.com/29861/annual.

By the Order of the Board of Directors
/s/ Alex Yang
Alex Yang
Chairman of the Board of Directors

Dated: July 29, 2026

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important.

Polaryx Therapeutics, Inc.

South Tower, 140 E Ridgewood Avenue, Suite 415

Paramus, NJ 07652

PROXY STATEMENT FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 10, 2026

The Board of Directors (the “Board”) of Polaryx Therapeutics, Inc. (“Polaryx,” “we,” “us” or the “Company”) is soliciting your proxy to vote at the 2026 annual meeting of stockholders (the “Annual Meeting”), and any adjournment thereof. The Annual Meeting will be a virtual meeting of stockholders, conducted solely online via live webcast. At the Annual Meeting, holders of shares of common stock of Polaryx at the close of business on July 27, 2026 (the “Record Date”) will be able to attend, vote and submit questions by visiting edge.media-server.com/mmc/p/3xysc6n4. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting edge.media-server.com/mmc/p/3xysc6n4. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet. Further information about how to attend the Annual Meeting online, vote your shares of common stock during the Annual Meeting and submit questions during the Annual Meeting is included in this Proxy Statement.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about July 29, 2026 to our beneficial owners and stockholders of record who owned our common stock at the close of business on July 27, 2026. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on September 10, 2026:

This Proxy Statement and the annual report for the fiscal year ended December 31, 2025 (the “Annual Report”) are available for viewing, printing, and downloading at

www.eqproxyportal.com/29861/annual.

A copy of the Annual Report, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to South Tower, 140 E Ridgewood Avenue, Suite 415 Paramus, NJ 07652 or by calling (201) 940-7236, or by submitting a request over the Internet at www.eqproxyportal.com/29861/annual. This Proxy Statement and the Annual Report are also available on the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. The Board has made the Proxy Materials available to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on September 10, 2026, at 9:00 a.m., Eastern Time. As a holder of common stock, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting your shares of common stock. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis.

How do I attend the Annual Meeting?

The Annual Meeting will be held on September 10, 2026, at 9:00 a.m. Eastern Daylight Time virtually via live webcast. Information on how to vote in person at the Annual Meeting is discussed below.

What does it mean if I receive more than one notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Who is entitled to vote?

The Board has fixed the close of business on July 27, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 49,845,993 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What is the difference between holding shares as a record holder versus as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.      To elect two Class I directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.      To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote:

1.      FOR the election of the two Class I directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

2.      FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How can I attend the Annual Meeting?

If you are a stockholder of record (i.e., you hold your shares of common stock through our transfer agent, Equiniti Trust Company, LLC, please follow the instructions in the Notice.

If you hold your shares of common stock through an intermediary, such as a bank, broker or other nominee, then you shares are held in “street name.” In this case, your Notice will be sent to you by that organization. The organization holding your shares of common stock is considered the stockholder of record for purposes of voting at the Annual Meeting.

You are welcome to attend the Annual Meeting regardless of whether your shares of common stock are held in street name. However, you may not attend the Annual Meeting if you hold shares of common stock in street name unless you register with a legal proxy as described above. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your bank, broker or other nominee) to vote shares held in street name during the Annual Meeting. A legal proxy is not the form of proxy included with this Proxy Statement. If you hold your shares of common stock in “street name,” you must request a legal proxy from your bank, broker, or other nominee to attend the Annual Meeting or vote during the Annual Meeting.

How do I vote?

Record Holders

For your convenience, record holders of our common stock have three methods of voting:

1.      Vote by Internet.    The website address for Internet voting is on your proxy card.

2.      Vote by mail.    Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States), if you previously elected to receive proxy materials by mail.

3.      Vote in person.    Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.      Vote by Internet.    The website address for Internet voting is on your vote instruction form.

2.      Vote by mail.    Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States), if you previously elected to receive proxy materials by mail.

3.      Vote in person.    Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Even if you plan to attend the Annual Meeting, we urge you to submit a proxy to vote your shares of common stock in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting, your shares of common stock will be voted as directed by you.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What constitutes a Quorum?

To conduct business at the Annual Meeting, a quorum must be present. A quorum consists of the holders of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy. Thus, 24,922,997 shares must be present in person or represented by proxy to constitute a quorum at the Annual Meeting. Your shares will count toward the quorum if you attend the meeting in person or are represented by a valid proxy (including a proxy submitted on your behalf by your broker, bank or other nominee). Abstentions and broker non-votes are counted for purposes of determining a quorum. If a quorum is not present, the chair of the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote thereon, may adjourn or recess the meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.      “FOR” the election of each of the two Class I members to our Board of Directors; and

2.      “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the ratification proposal, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. Accordingly, if your shares are held of record by a brokerage firm and you do not provide the firm specific voting instructions, that firm will have the authority to vote your shares with respect to the “Proposal 2 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026” but your shares will not be voted and will be considered broker non-votes with respect to Proposal 1 with respect to the election of directors. We urge you to provide voting instructions so that your shares will be voted.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under our Amended and Restated Bylaws (“Bylaws”), an action of stockholders (other than the election of directors) is approved if a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote on the matter are cast in favor of the action. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes are counted for purposes of determining a quorum but are not considered votes cast on the proposal.

How many votes are needed for each proposal to pass?

Proposal	Vote Required
Election of each of the two Class I members to our Board of Directors	Plurality of the votes cast (the five directors receiving the most “FOR” votes)
Ratification of the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2026	A majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting

What Are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Polaryx Therapeutics, Inc., South Tower, 140 E Ridgewood Avenue, Suite 415 Paramus, NJ 07652, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

You can also attend the Annual Meeting online and vote during the Annual Meeting as instructed above. Attending the Annual Meeting online will not alone revoke your proxy.

If your shares of common stock are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote online at the Annual Meeting if you obtain a legal proxy, as described in the answer above.

Who is paying for the expenses involved in preparing and mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

How do I submit a question at the Annual Meeting?

You may submit a question before and during the Annual Meeting online by visiting www.eqproxyportal.com/29861/annual.

Do I have dissenters’ rights of appraisal?

Our stockholders do not have appraisal rights with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for the 2027 annual meeting?

Our Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely advance notice in writing to our Corporate Secretary at our principal executive offices.

To be timely for the 2027 annual meeting of stockholders, a stockholder’s notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day before the first anniversary of the date of our 2026 Annual Meeting, i.e., between May 13, 2027 and June 12, 2027. A stockholder’s notice must be delivered to the Corporate Secretary in accordance with our Bylaws and must set forth the information required by our Bylaws for each matter the stockholder proposes to bring before the 2027 Annual Meeting of Stockholders.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the 2027 Annual Meeting of Stockholders must be submitted in writing to our Secretary at South Tower, 140 E Ridgewood Avenue, Suite 415, Paramus, NJ 07652, and received no later than March 30, 2027, to be considered for inclusion in our proxy statement and form of proxy for the 2027 Annual Meeting. If the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the date of the 2026 Annual Meeting, the Rule 14a-8 deadline will be a reasonable time before we begin to print and mail our proxy materials. A stockholder proposal must comply with Rule 14a-8 of the Exchange Act. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

In addition to satisfying the advance notice requirements under our Bylaws, and to comply with the proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide the notice required by Rule 14a-19 no later than 60 days prior to the first anniversary of the date of our 2026 Annual Meeting. If the date of the 2027 Annual Meeting is changed by more than 30 days, such notice must be provided by the date otherwise required by Rule 14a-19 for the changed meeting date. This notice may be postmarked or transmitted electronically to our principal executive offices.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Certain members of the Board have an interest in Proposal 1. We do not believe members of the Board or executive officers of the Company have any interest in Proposal 2, that are different from or greater than those of any other of our stockholders.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Code of Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

•        honest and ethical conduct;

•        full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

•        compliance with applicable laws, rules and regulations, including insider trading compliance; and

•        accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Business Conduct and Ethics on our website at www.polaryx.com under Investors — Governance — Governance Documents. A copy of our Code of Business Conduct and Ethics may also be obtained without charge upon written request to Secretary, Polaryx Therapeutics, Inc., South Tower, 140 E Ridgewood Avenue, Suite 415 Paramus, NJ 07652. The Board of Directors has designated the Audit Committee to be responsible for applying and interpreting our Code of Business Conduct and Ethics in situations where questions are presented to it. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by applicable rules.

Insider Trading Policy

We have adopted an Insider Trading Policy and related procedures governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable. As part of the policy, we prohibit our directors, officers, employees and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging or monetization transactions.

Board Structure and Related Matters

Board Structure

Our business and affairs are managed under the direction of our Board. Each of our directors will serve until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The authorized number of directors will be determined from time to time solely by resolution of the Board. Our amended and restated articles of incorporation (“Articles”) and Bylaws provide that our directors may be removed only for cause by the affirmative vote of at least two-thirds of the voting power of the common stock outstanding and entitled to vote thereon. In addition, only our Board is authorized to fill vacancies and any additional directorships resulting from an increase in the authorized number of directors.

Our Articles establish a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders to succeed the directors of the same class whose terms are then expiring, with the other classes continuing for the remainder of their respective three-year terms.

Our Class I directors consist of Mitchel Berger, M.D and Alex Yang, J.D., LL.M.

Our Class II directors consist of Francis A. Braun III, CPA and G. Michael Landis, CPA.

Our Class III director consists of Charles Ryan, J.D., Ph.D.

Only Class I directors will be elected at this Annual Meeting; the terms of the Class II and Class III directors continue until the 2027 and 2028 Annual Meetings, respectively. The division of our Board into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Continuing Directors

A brief description of the background of each of our continuing Class II directors and Class III director, together with a summary of the experience, qualifications, attributes and skills that supported our Board of Directors’ determination that such individual should serve as a director, is set forth below.

Similar information has been provided under “Proposal 1 — Election of Class I Directors — Nominees for Election as Class I Directors” below for each of Mitchel Berger, M.D and Alex Yang, J.D., LL.M., as nominees for election as Class I directors at the Annual Meeting.

Class II Directors (Term Expires at 2027 Annual Meeting of Stockholders)

Francis A. Braun III, CPA has served as a member of our Board since January 2026. Mr. Braun has served as a senior advisor to Stout Risius Ross, LLC, a global advisory firm, since April 2024, and a member of the advisory council of CrossCountry Consulting LLC, an advisory firm, since February 2024. Mr. Braun has served as a consultant to Kohlberg Kravis Roberts & Co. L.P., a global investment firm, from July 2024 to June 2025. Mr. Braun serves as a director of SHF Holdings, Inc. (Nasdaq: SHFS), a fintech company, since May 2025 and is the chairman of SHF Holdings’ audit committee. He is also a director of Crown Bank, a New Jersey full-service commercial bank, since October 2024 and is the chairman of Crown Bank’s audit committee. Mr. Braun served as a director of Elite Express Holdings, Inc. from August 2025 to October 2025. From December 2016 to July 2023, Mr. Braun served as a Partner at Grant Thorton LLP, a global audit, tax and advisory firm, where his experience included serving clients across the life science, technology, industrial manufacturing and service industries. Earlier in his career, Mr. Braun served as a Partner at Deloitte & Touche LLP from May 2002 to November 2016 and an employee and Partner at Arthur Andersen LLP from 1983 to 2002.

Mr. Braun holds a B.S. in Accounting from Rider University and is a Certified Public Accountant in New Jersey (CPA). We believe Mr. Braun is qualified to serve on our Board because of his extensive financial and accounting background and experience working with life sciences companies.

G.    Michael Landis, CPA has served as a member of our Board since August 2025 and as our Chief Financial Officer since June 2024. As of November 1, 2025, Mr. Landis transitioned to a full-time basis as our Chief Financial Officer. Mr. Landis is an accomplished financial executive with an over 25-year track record of public company expertise, capital market transactions, investor relations, and financial reporting. Prior to joining Polaryx, Mr. Landis served as Chief Financial Officer at Epygenix Therapeutics, Inc., a late-stage clinical biopharmaceutical company, from March 2022 until the company’s acquisition in April 2024. At Epygenix, his responsibilities included leading all corporate finance and accounting functions as well as participating in activities related to the company’s sale. From June 2021 to December 2021 Mr. Landis served as Chief Financial Officer at Avisa Diagnostics Inc. (CSE: AVBT), a medical device company, where he led strategic and tactical finance initiatives and was involved with investor relations and capital-raising activities. Earlier in his career, from 2009 to 2020, Mr. Landis served as Principal Accounting Officer and Treasurer at Lannett Company Inc., a pharmaceutical company, where he led acquisitions and related financing activities. Prior to joining Lannett, Mr. Landis was actively involved in the initial public offering process in previous financial leadership roles at companies, including Akrion Inc. and AlliedBarton Security Services, LLC. Mr. Landis began his career working in public accounting at Deloitte & Touche and Ernst & Young LLP.

Mr. Landis holds a B.A. in Accounting from Franklin & Marshall College and is a Certified Public Accountant (CPA).

Class III Director (Term Expires at 2028 Annual Meeting of Stockholders)

Charles Ryan, J.D., Ph.D. has served as a member of our Board since January 2026. Dr. Ryan currently serves as President of Quince Therapeutics, Inc. (Nasdaq: QNCX), a late-stage biotechnology company, and Chief Executive Officer of their subsidiary company, Quince Therapeutics S.p.A, positions he has held since September 2023. Prior to joining Quince, Dr. Ryan served as a life sciences consultant from November 2022 to September 2023 working with a start-up company to identify a regulatory path for a novel device. Dr. Ryan served as President, Chief Executive Officer and Chairman of the Board of Travecta Therapeutics, Pte Ltd., a biopharmaceutical company, from May 2021 to October 2022, and Chief Executive Officer and Director of Neurotrope, Inc. (Nasdaq: NTRP), a biopharmaceutical company, from December 2017 to December 2020 and President and Chief Executive Officer of Orthobond Corporation from October 2016 to February 2018. Earlier in his career, Dr. Ryan served as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories (now AbbVie) for more than ten years. Mr. Ryan previously served on the board of directors of Applied DNA Sciences, Inc. (Nasdaq: APDN) from August 2011 to November 2019 and BioRestorative Therapies, Inc. (Nasdaq: BRTX) from April 2015 to January 2020.

Dr. Ryan holds a J.D. from Western New England University, a Ph.D. in Oral Biology and Pathology from the State University of New York at Stony Brook, and a B.A. in Chemistry from The College of Wooster. He is a member of the New York State Bar and is a patent practitioner of the U.S. Patent and Trademark Office. We believe Dr. Ryan is qualified to serve on our Board because of his extensive experience in the biotechnology sector, including leadership of several biotechnology companies, and his background in intellectual property law.

Director Independence

Our Board has reviewed the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of our securities. The Board used the definition of independence from Nasdaq listing standards to assess independence of our directors. Nasdaq rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but instead evaluates all relevant facts and circumstances. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria. Our Board determined that Mitchel Berger, M.D, Francis A. Braun III, CPA, and Charles Ryan, J.D., Ph.D. qualify as “independent directors” as defined by Nasdaq rules. G. Michael Landis, CPA and Alex Yang, J.D., LL.M. are not deemed to be independent under Nasdaq rules by virtue of their respective roles as Chief Financial Officer and Chief Executive Officer of the Company.

Board Leadership Structure

Our Chairman of the Board of Directors, Alex Yang, J.D., LL.M., also serves as our Chief Executive Officer. At any time when a non-independent director is serving as Chair, the independent directors will designate a lead independent director to preside at all meetings of the Board at which the Chair is not present, preside over executive sessions of the independent directors, which occur regularly throughout each year, serve as a liaison between the Chair and independent directors, and perform such additional duties as our Board may otherwise determine and delegate. Charles Ryan, J.D., Ph.D. is our lead independent director. Our Board of Directors has determined that this leadership structure is appropriate and effective for our Company at this time.

Board’s Role in Risk Oversight

We face a number of risks, including those described under the section titled “Risk Factors” in our annual report for the fiscal year ended December 31, 2025. Our Board believes that risk management is an important part of establishing, updating and executing on the Company’s business strategy. Our Board, both as a whole and at the committee level, has oversight responsibility relating to risks that could affect the strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on material risks to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for managing and assessing risks and the implementation of processes and controls to mitigate their effects on the Company. Our Board believes its administration of its risk oversight function has not significantly impacted its selection of the current leadership structure.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (the “Governance Committee”). We believe that the functioning and composition of these committees comply with Nasdaq and SEC requirements. Each committee has the responsibilities described below. Each of these committees has a written charter, copies of which are available without charge on our website at https://investors.polaryx.com/governance. The Board may also establish other committees from time to time to assist the Company and the Board.

Audit Committee

The members of our Audit Committee consist of Mitchel Berger, M.D., Francis A. Braun III, CPA and Charles Ryan, J.D., Ph.D., each of whom qualifies as an independent director for audit committee purposes, as defined under the rules of the SEC and the applicable Nasdaq listing rules and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Francis A. Braun III, CPA is the chair of the Audit Committee. In addition, our Board determined that Francis A. Braun III, CPA and Charles Ryan, J.D., Ph.D. are each an “audit committee financial expert” as defined under the rules of the SEC.

The primary responsibilities of our Audit Committee are to oversee our accounting and financial reporting processes, including the audits of the financial statements, and the internal and external audit processes. The Audit Committee also oversees the system of internal controls established by management and our compliance with legal and regulatory requirements. The Audit Committee is also responsible for the review, consideration and approval or ratification of related party transactions. The Audit Committee oversees the independent auditors, including their independence and objectivity. The Audit Committee is also empowered to retain outside legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

Compensation Committee

The members of our Compensation Committee consist of Mitchel Berger, M.D. and Charles Ryan, J.D., Ph.D., each of whom qualifies as an independent director, as defined under applicable Nasdaq listing rules, and also meets the additional, heightened independence criteria applicable to members of the Compensation Committee. Mitchel Berger, M.D. is the chair the Compensation Committee.

The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation. Our Compensation Committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approve the grant of equity awards under the plans to executive officers.

Governance Committee

The members of our Governance Committee consist of Mitchel Berger, M.D. and Charles Ryan, J.D., Ph.D., each of whom qualifies as an independent director, as defined under applicable Nasdaq listing rules. Charles Ryan, J.D., Ph.D. will chair the Governance Committee.

The Governance Committee is responsible for engaging in succession planning for the Board, developing and recommending to the Board criteria for identifying and evaluating qualified director candidates and making recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the Governance Committee is also responsible for overseeing corporate governance matters. The Governance Committee is responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Family Relationships and Other Arrangements

There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our officers or employees since our inception. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board and Committee Meetings and Attendance

The Board meets regularly throughout the year and also holds special meetings and acts by written consent from time to time. During the fiscal year ended December 31, 2025, the Board held seven meetings. In connection with our direct listing in February 2026, the Board established three standing committees, Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Because these committees were not established until 2026, none of these committees held any meetings or acted by written consent during the fiscal year ended December 31, 2025.

During the fiscal year ended December 31, 2025, each of our then-serving directors attended at least 75% of the aggregate of the total number of meetings held by the Board during the period for which he or she served as a director. The independent members of the Board meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders, though we do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Polaryx Therapeutics, Inc.

South Tower,140 E Ridgewood Avenue, Suite 415

Paramus, NJ 07652

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

General

Our Articles provide for a classified board of directors. Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. As indicated in the below table, there are currently two Class I directors (Mitchel Berger, M.D and Alex Yang, J.D., LL.M.) whose terms expire at this 2026 Annual Meeting; two Class II directors (Francis A. Braun III, CPA and G. Michael Landis, CPA), whose terms expire at the 2027 annual meeting of stockholders; and one Class III directors (Charles Ryan, J.D., Ph.D.), whose term expires at the 2028 annual meeting of stockholders.

Name	Age
Class I Directors
Alex Yang, J.D., LL.M.	57
Mitchel Berger, M.D.(1)(2)(3)	73

Class II Director
Francis A. Braun III, CPA(1)	65
G. Michael Landis, CPA	60

Class III Director Nominees
Charles Ryan, J.D., Ph.D.(1)(2)(3)	62

____________

(1)      Member of the audit committee.

(2)      Member of the compensation committee.

(3)      Member of the nominating and corporate governance committee.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. The Board of Directors has nominated Alex Yang, J.D., LL.M. and Mitchel Berger, M.D. for re-election as Class I directors, with terms ending at the 2029 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Alex Yang, J.D., LL.M. and Mitchel Berger, M.D. to a three-year term ending at the 2029 annual meeting of stockholders, such nominees to hold office until their respective successors have been duly elected and qualified. Each of Alex Yang, J.D., LL.M. and Mitchel Berger, M.D. has indicated a willingness to continue to serve as a director if elected.

Nominees for Election as Class I Directors

Alex Yang, J.D., LL.M. has served as Chair of our Board since June 2021 and Chief Executive Officer since March 2023.

In 2016, Mr. Yang founded Mstone Partners Healthcare Limited (together with its affiliates, “Mstone”), a biotech incubation and investment platform where he serves as Chief Executive Officer. Since founding Mstone, Mr. Yang has held senior executive and board leadership roles in a number of biopharmaceutical, medical device, and healthcare services companies operating across the United States, Hong Kong, South Korea, and Singapore, including Mstone portfolio companies such as Forest Hills Partners Hong Kong Limited, Dr. KuDos Lab Limited, Humeryx Pharmaceutical Limited, and Epygenix Therapeutics, Inc (“Epygenix”). At Epygenix, as Chief Executive Officer and Chair of the board of directors, he led the sale of the company to Harmony Biosciences Holdings, Inc. (Nasdaq: HRMY).

Prior to establishing Mstone, Mr. Yang worked on fund formation, cross-border transactions, and private equity investments across a wide range of industries. Mr. Yang served as Managing Partner at the Hong Kong office of Kim & Chang, one of Asia’s largest law firms, and as a Partner at Ernst & Young LLP’s Hong Kong office, where he led the regional financial services practice encompassing banking, capital markets, asset management, and insurance. He previously held roles at Morgan Stanley’s Hong Kong office in its Private Equity division, including holding positions at its investment and risk committees. At Morgan Stanley, he also worked on private equity funds in buyouts, growth capital, real estate and special situations across many industries in Asia. He also worked in the international tax and consulting divisions of Coopers & Lybrand and Ernst & Young LLP in New York.

Mr. Yang holds both a J.D. and an LL.M. from New York University School of Law and is admitted to the New York State Bar. He earned his B.A. in Economics from Binghamton University. We believe Mr. Yang is qualified to serve on our Board because of his more than 25 years of global experience in law, finance, and strategic leadership across the biotechnology, healthcare, and investment sectors.

Mitchel Berger, M.D. has served as our non-employee director since February 2026.

Dr. Berger is the Director of the Brain Tumor Center at the University of California, San Francisco (“UCSF”), a position he has held since 1997, and serves as the Principal Investigator of the UCSF Brain Tumor Center’s Specialized Program of Research Excellence (“SPORE”) in neuro-oncology, funded by the National Cancer Institute. From 1997 to 2020, Dr. Berger served as the Chair of UCSF’s Department of Neurological Surgery. During his career, Dr. Berger has served as President of the American Association of Neurological Surgeons, President of the Society of Neuro-Oncology, and President of the American Academy of Neurological Surgery. He has also been a director of the American Board of Neurological Surgery, a member of the board of directors of the American Association of Neurological Surgeons, a member of the National Football League’s Head, Neck and Spine Committee, and a member of the Blue Ribbon Panel for the National Cancer Moonshot Initiative.

Dr. Berger earned his M.D. from the University of Miami School of Medicine. He completed his internship, residency, and advanced postdoctoral fellowship training at UCSF. He holds a B.A. from Harvard College. We believe Dr. Berger is qualified to serve on our Board because of his extensive scientific and research experience and strong leadership background in the fields of medicine and academia.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF Alex Yang, J.D., LL.M. and Mitchel Berger, M.D. AS CLASS I DIRECTORS.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of the Record Date, and their positions are shown below.

Name	Age	Position(s)
Executive Officers:
Alex Yang, J.D., LL.M.	57	Chief Executive Officer and Chair of the Board
G. Michael Landis, CPA	60	Chief Financial Officer and Director
Andrew O	54	Chief Investment Officer

Executive Officers

Alex Yang, J.D., LL.M. has served as Chair of our Board since June 2021 and Chief Executive Officer since March 2023. In 2016, Mr. Yang founded Mstone, a biotech incubation and investment platform where he serves as Chief Executive Officer. Since founding Mstone, Mr. Yang has held senior executive and board leadership roles in a number of biopharmaceutical, medical device, and healthcare services companies operating across the United States, Hong Kong, South Korea, and Singapore, including Mstone portfolio companies such as Forest Hills Partners Hong Kong Limited, Dr. KuDos Lab Limited, Humeryx Pharmaceutical Limited, and Epygenix Therapeutics, Inc. At Epygenix, as Chief Executive Officer and Chair of the board of directors, he led the sale of the company to Harmony Biosciences Holdings, Inc. (Nasdaq: HRMY).

Prior to establishing Mstone, Mr. Yang worked on fund formation, cross-border transactions, and private equity investments across a wide range of industries. Mr. Yang served as Managing Partner at the Hong Kong office of Kim & Chang, one of Asia’s largest law firms, and as a Partner at Ernst & Young LLP’s Hong Kong office, where he led the regional financial services practice encompassing banking, capital markets, asset management, and insurance. He previously held roles at Morgan Stanley’s Hong Kong office in its Private Equity division, including holding positions at its investment and risk committees. At Morgan Stanley, he also worked on private equity funds in buyouts, growth capital, real estate and special situations across many industries in Asia. He also worked in the international tax and consulting divisions of Coopers & Lybrand and Ernst & Young LLP in New York.

Mr. Yang holds both a J.D. and an LL.M. from New York University School of Law and is admitted to the New York State Bar. He earned his B.A. in Economics from Binghamton University. We believe Mr. Yang is qualified to serve on our Board because of his more than 25 years of global experience in law, finance, and strategic leadership across the biotechnology, healthcare, and investment sectors.

G. Michael Landis, CPA has served as a member of our Board since August 2025 and as our Chief Financial Officer since June 2024. As of November 1, 2025, Mr. Landis transitioned to a full-time basis as our Chief Financial Officer. Mr. Landis is an accomplished financial executive with an over 25-year track record of public company expertise, capital market transactions, investor relations, and financial reporting. Prior to joining Polaryx, Mr. Landis served as Chief Financial Officer at Epygenix Therapeutics, Inc., a late-stage clinical biopharmaceutical company, from March 2022 until the company’s acquisition in April 2024. At Epygenix, his responsibilities included leading all corporate finance and accounting functions as well as participating in activities related to the company’s sale. From June 2021 to December 2021 Mr. Landis served as Chief Financial Officer at Avisa Diagnostics Inc. (CSE: AVBT), a medical device company, where he led strategic and tactical finance initiatives and was involved with investor relations and capital-raising activities. Earlier in his career, from 2009 to 2020, Mr. Landis served as Principal Accounting Officer and Treasurer at Lannett Company Inc., a pharmaceutical company, where he led acquisitions and related financing activities. Prior to joining Lannett, Mr. Landis was actively involved in the initial public offering process in previous financial leadership roles at companies, including Akrion Inc. and AlliedBarton Security Services, LLC. Mr. Landis began his career working in public accounting at Deloitte & Touche and Ernst & Young LLP.

Mr. Landis holds a B.A. in Accounting from Franklin & Marshall College and is a Certified Public Accountant (CPA).

Andrew O has served as our Chief Investment Officer since January 2022 and served as a member of our Board from March 2023 to January 2026. Mr. O is an accomplished leader with over 25 years of experience in asset management and global finance. As Polaryx’s Chief Investment Officer, Mr. O builds on a career spanning traditional fund management and fundamentally driven hedge fund strategies. Mr. O joined Mstone, a biotech incubation and investment platform, in January 2022. Since joining Mstone, Mr. O has served in Head of Investor Relations and Business Development and Chief Investment Officer roles involved in corporate development and capital raising activities at various Mstone portfolio companies, including Epygenix Therapeutics, Inc., Forest Hills Partners Hong Kong Limited, Liberyx Therapeutics Limited, Humeryx Pharmaceutical, and Dr. KuDos Lab, in addition to his work for Polaryx. Prior to joining Polaryx, Mr. O served as a Managing Director and Senior Portfolio Manager at Manulife Investment Management (Hong Kong) Limited from January 2013 to January 2022, where his responsibilities included management of various equity portfolios with mandates to invest in non-Japan Asia companies across sectors and market capitalizations. Earlier in his career, Mr. O served in senior investment positions at leading institutions, such as Horizon Asset International (HK) Limited and FrontPoint Partners LP (Morgan Stanley Investment Management), and worked at Goldman Sachs & Co. and the International Finance Corporation, the World Bank’s private investment arm.

Mr. O graduated from the University of Pennsylvania with a B.A. and undertook Master’s-level studies at Yonsei University’s Graduate School of International Studies.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program each for the following named executive officers (collectively, our “NEOs”) during the fiscal year ended December 31, 2025.

Name	Title
Alex Yang*	Chief Executive Officer
Lisa Bollinger	Former Chief Medical Officer(1)
G. Michael Landis*	Chief Financial Officer(2)

____________

(1)      Dr. Bollinger became a full-time employee as of October 15, 2025 and was appointed Chief Medical Officer on October 15, 2025. Effective July 19, 2026, Dr. Bollinger resigned as Chief Medical Officer.

(2)      Mr. Landis became a full-time employee as of November 1, 2025.

*        Alex Yang, J.D., LL.M. is a member of our Board of Directors and a nominee for election as Class I director. See “Nominees for Election as Class I Directors” for more information about Mr. Yang.

*        G. Michael Landis is a member of our Board of Directors. See “Class II Directors (Term Expires at 2027 Annual Meeting of Stockholders)” for more information about Mr. Landis.

Executive Compensation

During 2024, we did not employ any of our NEOs. Other than grants of restricted stock units (“RSUs”) as described below, we do not have any agreements with our NEOs regarding their compensation or otherwise determine compensation earned by, or paid to, them.

Mstone provides services that would otherwise be provided by employees and has historically employed and compensated the Company’s executive officers, including Mr. Yang and prior to November 2025, Mr. Landis, directly. Mstone determines the salaries, bonuses and other benefits earned by, or paid to, Mr. Yang (or Mr. Landis prior to November 2025). Our consulting agreement with Mstone does not require Mr. Yang (or Mr. Landis prior to November 2025) to dedicate a specific amount of time to fulfilling their obligations or specify an amount or percentage of the amounts we pay to Mstone that must be allocated to compensating Mr. Yang (or Mr. Landis prior to November 2025). While Mr. Yang may, in his capacity as Chief Executive Officer of Mstone, have played a role in Mstone’s process for determining the compensation earned by, or paid to, Mr. Landis by Mstone prior to November 2025, our Board is not involved or consulted with regarding this process.

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our NEOs for the fiscal years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Total ($)
Alex Yang	2025	—	$792,000	$792,000
Chief Executive Officer	2024	—	$580,000	$580,000
Lisa Bollinger	2025	$62,500	$420,000	$482,500
Chief Medical Officer*
G. Michael Landis	2025	$46,667	$264,000	$310,667
Chief Financial Officer	2024	—	$87,000	$87,000

____________

(1)      Amounts reported in this column represent the aggregate grant date fair value of RSUs granted to our NEOs, as computed in accordance with FASB ASC Topic 718 based on the fair market value of our common stock on the applicable date of grant.

*        Effective July 19, 2026, Dr. Bollinger resigned as Chief Medical Officer.

Narrative Disclosure to Summary Compensation Table

Offer Letters

Dr. Bollinger and Mr. Landis have each entered into an offer letter with us in connection with their commencement of full-time employment with us. Pursuant to the offer letters, Dr. Bollinger receives a base salary of $300,000 with a target annual bonus of 20% of base salary, and Mr. Landis receives a base salary of $280,000 with a target annual bonus of 20% of base salary. Mr. Landis is also eligible to receive a medical benefits stipend of $3,500 per month. Effective July 19, 2026, Dr. Bollinger resigned as our Chief Medical Officer, and, concurrently, her offer letter with the Company was terminated.

Long-Term Incentive Compensation

Effective on January 12, 2026, the Company effected a 1-for-4 reverse stock split of its then-outstanding common stock. All share and per share amounts have been adjusted on a retroactive basis to reflect the effect of the reverse stock split. The shares of common stock retain a par value of $0.0001 per share.

We have historically provided long-term incentive compensation to our NEOs through grants of RSUs under the Polaryx Therapeutics, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was adopted by our Board and approved by our stockholders in March 2022 and permitted the grant of stock options, stock appreciation rights, restricted stock, RSUs, incentive bonuses and other stock-based awards. All outstanding awards under the 2022 Plan remain outstanding and continue to be subject to their existing terms; however, no further awards will be granted under the 2022 Plan. On September 1, 2025, Mr. Yang was granted 1,800,000 RSUs and Mr. Landis was granted 600,000 RSUs, and on November 15, 2025, Dr. Bollinger was granted 600,000 RSUs (in each case, which amounts do not give effect to the Reverse Stock Split). The RSUs granted to our NEOs in 2025 vest in approximately equal increments on each of the first four anniversaries of the applicable date of grant, subject to the NEO’s continued service through each vesting date, but are not deliverable until the later of (i) the consummation of a change in control within seven years of the applicable date of grant and (ii) the applicable vesting date.

In the event of an NEO’s termination without cause or resignation for good reason, in each case, within three months prior to or within 12 months following a change in control, all RSUs will become fully vested. In addition, in the event of an NEO’s death or disability, all RSUs will become fully vested and will be deliverable, regardless of whether or not a change in control has occurred.

Outstanding Equity Awards at December 31, 2025

The following table presents information regarding outstanding RSUs held by our NEOs as of December 31, 2025. The amounts set forth in the following table do not give effect to the Reverse Stock Split.

		Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alex Yang	9/1/2025	1,800,000	(2)	$4,689,000
	11/1/2024	2,000,000	(3)	$5,210,000
	3/1/2023	1,800,000	(4)	$4,689,000
Lisa Bollinger*	11/15/2025	600,000	(2)	$1,563,000
G. Michael Landis	9/1/2025	600,000	(2)	$1,563,000
	11/1/2024	300,000	(3)	$781,500

____________

*        Effective July 19, 2026, Dr. Bollinger resigned as our Chief Medical Officer.

(1)      The market value was determined by multiplying the number of shares by $2.605, the fair market value of our common stock as of December 31, 2025 (without giving effect to the Reverse Split).

(2)      These RSUs vest as to 25% on each of the first four anniversaries on the grant date, subject to the NEO’s continued service through each vesting date, but are not deliverable unless and until we consummate a change in control within seven years of the grant date.

(3)      These RSUs vested as to 34% on November 1, 2025 and will vest as to 33% on each of November 1, 2026 and November 1, 2027, subject to the NEO’s continued service through each vesting date, but are not deliverable unless and until we consummate a change in control within seven years of the grant date.

(4)      These RSUs vested as to 34% on March 1, 2024 and as to 33% on March 1, 2025 and will vest as to the remaining 33% on March 1, 2026, subject to the NEO’s continued service through each vesting date, but are not deliverable unless and until we consummate a change in control within seven years of the grant date.

2025 Equity Incentive Plan

In December 2025, we adopted the Polaryx Therapeutics, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The purpose of the 2025 Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the 2025 Plan are to attract and retain the best available personnel for positions of substantial responsibility and to motivate participants to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our stockholders. The 2025 Plan allows for the grant of stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights (“SARs”), alone or in conjunction with other awards; restricted stock and RSUs; incentive bonuses, which may be paid in cash, stock, or a combination thereof; and other stock-based awards.

2025 Director Compensation

During 2025, no members of our Board received compensation paid for their service as members of our Board; however, members of our Board who also served as executive officers during 2025 received compensation in the form of RSUs for their service as executive officers of the Company. Accordingly, on September 1, 2025, Mr. O was granted 700,000 RSUs and Dr. Ronald B. Moss, our former Chief Medical Officer, was granted 400,000 RSUs (in each case, which amounts do not give effect to the Reverse Stock Split), subject to the same terms and conditions as the RSUs granted to our NEOs, as described above under “Executive Compensation — Narrative Disclosure to Summary Compensation Table — Long-Term Incentive Compensation.”

The following table provides information regarding all compensation awarded to, earned by or paid to each of our directors other than Messrs. Yang and Landis for the fiscal year ended December 31, 2025. The compensation of Messrs. Yang and Landis are described above under “Executive Compensation.”

Name	Stock Awards ($)(1)	Total ($)
Ronald B. Moss	$176,000	$176,000
Andrew O	$308,000	$308,000

____________

(1)      Amounts reported in this column represent the aggregate grant date fair value of RSUs granted to our directors, as computed in accordance with FASB ASC Topic 718 based on the fair market value of our common stock on the applicable date of grant. As of December 31, 2025, Dr. Moss held no outstanding RSUs and Mr. O held 608,228 vested and 1,277,500 unvested RSUs, in each case, that are not deliverable unless and until we consummate a change in control within seven years of the grant date. These amounts do not give effect to the Reverse Stock Split.

Director Compensation Policy

Members of our Board who are not our employees or officers are eligible to receive compensation for their service on our Board in accordance with the director compensation policy approved by our Board, which became effective in connection with the direct listing. The director compensation policy provides for the following annual cash retainers:

Annual Cash Retainer	$40,000
Audit Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Compensation Committee Retainers:
Chair	$10,000
Non-Chair Member	$5,000
Nominating and Corporate Governance Committee Retainers:
Chair	$8,000
Non-Chair Member	$4,000

Each eligible director will also be eligible to receive grants of RSUs.

In addition, all non-employee directors are reimbursed their reasonable travel expenses incurred in attending board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 27, 2026 for:

•        each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•        each of our directors and named executive officers; and

•        all of our directors and named executive officers as a group.

We have based percentage of beneficial ownership for the following table on 49,845,993 shares of common stock outstanding as of July 27, 2026. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of February 1, 2026. As such, shares of common stock issuable pursuant to options, warrants and restricted stock units that may be exercised or settled within 60 days of July 27, 2026 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their common stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Polaryx Therapeutics, Inc., South Tower, 140 E Ridgewood Avenue, Suite 415, Paramus, New Jersey 07652.

Name of Beneficial Owner	Common Stock		Percentage of Total Voting Power
	Number	%
Executive Officers and Directors
G. Michael Landis, CPA	3,225	*	*
Lisa L. Bollinger, M.D.**	358	*	*
Andrew O	376	*	*
Mitchel Berger, M.D.	—	—	—
Francis A. Braun III, CPA	—	—	—
Charles Ryan, J.D., Ph.D.	—	—	—
Alex Yang, J.D, LL.M.(1)	22,833,249	45.81%	45.81%
All executive officers and directors as a group (persons)	22,837,208	45.82%	45.82%

5% Stockholders
Entities Affiliated with Mstone(1)	22,833,249	45.81%	45.81%
Rush University Medical Center(2)	3,807,236	7.64%	7.64%
Entities Affiliated with Gershon Koh(3)	5,527,102	11.09%	11.09%
Young Poong Pharmaceutical Co., Ltd.(4)	2,681,635	5.38%	5.38%

____________

*        Represents beneficial ownership of less than 1%.

**      Effective July 19, 2026, Dr. Bollinger resigned as our Chief Medical Officer.

(1)      Consists of 22,541,407 shares held by Mstone Partners Healthcare Limited, 183,560 shares held by MBstone Biotech Flagship Limited (“MBstone”) and 108,282 shares held by Mstone Pediaorphan Singapore I Pte. Limited (“Mstone Singapore”). The address of Mstone, MBstone and Mstone Singapore is 7/F, 80 Gloucester Road, Wanchai, Hong Kong. Alex Keun Mo Yang is the founder and Chief Executive Officer of Mstone, the Chief Executive Officer of MBstone and the Chief Executive Officer of Mstone Singapore. Mr. Yang has voting power over the securities held by Mstone, MBstone and Mstone Singapore. Mr. Yang disclaims beneficial ownership over any securities owned by Mstone, MBstone and Mstone Singapore, except to the extent of his pecuniary interest.

(2)      Consists of 3,807,236 shares held by Rush University Medical Center. The address of Rush is 1653 West Congress Parkway, Chicago, IL, 60612. Alex Wiggins is the Chief Investment Officer of Rush and has dispositive power over the securities held by Rush. Mr. Wiggins disclaims beneficial ownership over any securities owned by Rush, except to the extent of his pecuniary interest.

(3)      Consists of 1,500,000 shares held by Gernavia Capital Pte Ltd (“Gernavia”), 1,705,606 shares held by Gershon Koh, and 2,321,496 shares held by Proioxis Ventures Pte Ltd (“Proioxis”). The address of Gervania is 11 North Buona Vista Drive, Level 8, The Metropolis, Singapore 138589. The address of Gershon Koh is 11 Holland Link, #01-50, Singapore 275764. The address of Proioxis is Level 39, Marina Bay Financial Centre Tower 2, 10 Marina Blvd, Singapore 018983. Mr. Koh is the Chief Executive Officer of Gervania and Proioxis. Mr. Koh has voting power over the securities held by Gernavia and Proioxis. Mr. Koh disclaims beneficial ownership over any securities owned by Gernavia and Proioxis, except to the extent of his pecuniary interest.

(4)      Consists of 2,681,635 shares held by Young Poong Pharmaceutical Co., Ltd. (“YPP”). The address of YPP is 333, Hambangmoe-ro, Namdong-gu, Incheon, Republic of Korea. Kim Jae Hoon is the owner and Chief Executive Officer of YPP and has dispositive power over the securities held by YPP. Mr. Kim disclaims beneficial ownership over any securities owned by YPP except to the extent of his pecuniary interest.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(2)	—	$—	1,500,000
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$—	1,500,000

____________

(1)      The weighted-average exercise price does not take into account shares issuable upon vesting of any outstanding restricted stock units and restricted stock awards, which have no exercise price.

(2)      Includes our 2025 Plan. Excludes 2,367,158 shares that were added to our 2025 Plan on January 1, 2026 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year during the term of the respective plan equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the plan administrator).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2026

The Board has appointed Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. Grant Thornton LLP has acted as our auditor since 2024.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with the Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The following table summarizes the audit fees billed and expected to be billed by Grant Thornton LLP for the indicated fiscal years and the fees billed by Grant Thornton LLP for all other services rendered during the indicated fiscal years.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$459,290	$126,087
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$459,290	$126,087

____________

(1)      Consists of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements and comfort letters, consents and review of documents filed with the SEC.

(2)      Consists of fees for assurance and related services associated with consultations on matters directly related to the audit.

(3)      Consists of fees for tax compliance, advice and tax services.

(4)      Consists of fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or non-audit services. The committee does not delegate its responsibility to pre-approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve audit and non-audit services to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any pre-approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Required Vote

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain Grant Thornton LLP.

Proposal No. 2 must be approved by the majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of Nasdaq and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at https://polaryx.com/ under Investor — Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Grant Thornton LLP, is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Grant Thornton LLP the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2025. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee has also reappointed Grant Thornton LLP to serve as independent auditors for the fiscal year ending December 31, 2026, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee

Francis A. Braun III, CPA , Chairman

Mitchel Berger, M.D.

Charles Ryan, J.D., Ph.D.

CERTAIN TRANSACTIONS

The following is a summary of transactions or series of transactions since January 1, 2024, or any currently proposed transactions or series of transactions, to which we were, or will be, a party, in which:

•        the amount involved exceeded, or will exceed, the lesser of $120,000 and 1% of our total assets; and

•        any of our directors, executive officers, or to our knowledge, beneficial owners of 5% or more of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Related Party Transactions

License Agreements

In April 2016, we entered into the 2016 Rush License Agreement with Rush pursuant to which Rush granted us an exclusive license, with sublicensing rights, for the use of an invention/drug, made in the course of research at Rush, in the treatment of lysosomal storage diseases. Under the 2016 Rush License Agreement, we are responsible for obtaining and maintaining all regulatory approvals for the drug, as well as for all clinical trials and commercialization activities relating to the drug. As part of the License Agreement, we issued 882,353 shares in April 2016 as a partial consideration for all the rights and licenses granted to us as specified in the License Agreement. Upon execution of the agreement, we paid a license upfront fee of $70 thousand. In May 2020, we paid a milestone-based payments of $50 thousand upon completion of the IND filing. An additional milestone-based payment of $100 thousand will be due upon FDA approval of the product. Further, we must pay Rush royalties for the life of the patent of 3.5% on net sales.

In January 2025, we issued 277,823 shares of common stock to Rush in return for an exclusive gene therapy patent license (see Gene Therapy Patent License below).

Master Services Agreement with Rush University Medical Center

In June 2016, the Company entered into a Master Services Agreement with Rush (the “Rush MSA”), pursuant to which Rush provides services regarding the development and regulatory approval process for products currently under development by us, under statements of work for such services agreed to by the parties from time to time.

In April 2025, the Company paid $109 thousand under two statements of work pursuant to the Rush MSA. Total expenses incurred for the years ended December 31, 2025 and 2024 were $133 thousand and zero, respectively, which is recorded in research and development in the statement of operations and comprehensive loss. As of December 31, 2025 and 2024, there was $23 thousand and zero due to Rush, respectively, which is recorded in accrued expenses — related party in the balance sheet.

Mstone Partners Healthcare Limited

We are party to a number of agreements with Mstone. Mr. Alex Yang is the Chairman of our Board and our Chief Executive Officer and also the Chief Executive Officer of Mstone, which is a beneficial owner of 5% or more of our capital stock. Mr. Yang and the Company were party to a consulting agreement effective June 1, 2021, pursuant to which Mr. Yang provided consulting services. The consulting agreement was terminated effective on June 30, 2023. During the year ended December 31, 2022, the Company paid Mr. Yang an advance for services to be performed in 2023 of $75 thousand. As of December 31, 2024 and 2023, the Company did not have amounts due to Mr. Yang under the consulting agreement. Mr. Yang is also the controlling stockholder of MBstone. During the year ended December 31, 2022, we issued 35,758 shares of preferred stock at an aggregate price of $607 thousand to MBstone. In June 2024, all preferred stock was converted to common stock at a conversion ratio of one-to-one.

In November 2021, we entered into the Services Agreement (“Service Agreement”) with Mstone, pursuant to which Mstone provides certain support and business development-related services to us. During the year ended December 31, 2025 and 2024, Mstone provided consulting services to the Company pursuant to the terms of the Service Agreement and the total expenses incurred for the years ended December 31, 2025 and 2024 were $1.6 million and $1.2 million, respectively. Consulting fees paid to Mstone for the years ended December 31, 2025 and 2024 were $1.6 million and $1.4 million, respectively. As of December 31, 2025 and 2024, there was $91 thousand and $130 thousand due to Mstone, respectively, which is recorded in due to related party in the balance sheet.

In May 2023, we entered into a Letter Agreement with Mstone (the “Letter Agreement”), pursuant to which we agreed to issue 1,250,000 shares of common stock with an aggregate grant fair value of $5.6 million to Mstone as compensation for advisory services. The shares were fully vested upon issuance and were issued in exchange for a 50% fee reduction for one year of advisory services to be provided from June 2023 through June 2024.

In February 2024, we issued 22,172,461 shares of common stock to certain existing stockholders to enable them to be substantially aligned with the implied value of the Company as of that date as determined by the Board, of which Mstone received 15,819,504 shares.

In December 2024, we issued 1,705,606 shares of our common stock at a purchase price per share of $1.17 to Proioxis Ventures Pte Ltd, which is a beneficial owner of 5% or more of our capital stock, for an aggregate consideration of $2.0 million in cash.

In March 2026, we amended the Service Agreement with Mstone to be a fixed amount of $90 thousand per month beginning January 1, 2026.

Related Party Financing Arrangements

Mstone has a direct controlling ownership interest in Forest Hills. Mr. Alex Yang, our Chief Executive Officer, is also the Chief Executive Officer of Forest Hills. In November 2023, we entered into a loan agreement with Forest Hills for $200 thousand with an interest rate of 5% per annum. The loan matured on November 1, 2024. In February 2024, we received an additional $65 thousand under the loan with Forest Hills. The total loan balance of $193 thousand was fully repaid on May 22, 2024.

Gene Therapy Patent License

In January 2025, we issued an aggregate of 3,704,307 shares of common stock to Rush and Mstone in return for an exclusive gene therapy patent license. Of the total share issuance, 277,823 shares were issued to Rush and 3,426,484 shares were issued to Mstone.

Indemnification Agreements

In connection with the Direct Listing, we agreed to enter into agreements to indemnify our directors and executive officers. These agreements require us to, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a director or officer or otherwise, as applicable, to the maximum extent allowed under the NRS.

Related Party Transaction Policy

We have adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $100,000. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee for review, consideration and approval or ratification. The presentation must include a description of, among other matters, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•        the risks, costs and benefits to us;

•        the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

The transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (201) 940-7236, or submit a request in writing to our Secretary, c/o Polaryx Therapeutics, Inc., South Tower, 140 E Ridgewood Avenue, Suite 415 Paramus, NJ 07652. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 may be obtained without charge by writing to the Secretary, Polaryx Therapeutics, Inc., South Tower, 140 E Ridgewood Avenue, Suite 415 Paramus, NJ 07652.

By Order of the Board of Directors
/s/ Alex Yang
Alex Yang
Chairman of the Board of Directors

July 29, 2026

ANNUAL MEETING OF SHAREHOLDERS OF Polaryx Therapeutics, Inc. September 10, 2026, at 9:00 a.m. Eastern Time NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Shareholders, proxy statement, proxy card, and Annual Report on Form 10-K are available at www.eqproxyportal.com/29861/annual Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 091026 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF CLASS I DIRECTORS, AND “FOR” PROPOSAL 2 . PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Class I Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Alex Yang, J.D., LL.M O Mitchel Berger, M.D. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF Polaryx Therapeutics, Inc September 10, 2026, at 9:00 a.m. Eastern Time PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUAL MEETING - The company will be hosting the meeting live online this year. To attend the virtual meeting, please use the password polaryx2026 and visit the website edge.media-server.com/mmc/p/3xysc6n4. Be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Shareholders, proxy statement, proxy card, and Annual Report on Form 10-K are available at www.eqproxyportal.com/29861/annual Please detach along perforated line and mail in the envelope provided IF you are not voting online. 20230000000000000000 0 091026 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF CLASS I DIRECTORS, AND “FOR” PROPOSAL 2 . PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Class I Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Alex Yang, J.D., LL.M Mitchel Berger, M. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.